                                                                    EXHIBIT 99.1


[SOUTHERN FINANCIAL BANCORP, INC. LOGO]


           SOUTHERN FINANCIAL BANCORP, INC.
           37 E. Main Street
           Warrenton, VA 20186

SOUTHERN FINANCIAL BANCORP REPORTS RECORD GAAP EARNINGS OF $2.6 MILLION AND DILUTED EARNINGS PER SHARE OF $.58 FOR THE SECOND QUARTER 2002

SUMMARY:

         o EARNINGS EXCLUDING SECURITIES AND OTHER ASSET GAINS INCREASED 74.0%, DILUTED EPS INCREASE 32.6% OVER Q2 2001

         o GAAP EARNINGS INCREASED 20.9%, DILUTED EPS DECREASED 7.9% OVER Q2 2001 DUE TO INCREASED SHARES FROM Q3 2001 STOCK OFFERING


FOR IMMEDIATE RELEASE
MONDAY, JULY 22, 2002

Contact:  Patricia A. Ferrick, Senior VP and CFO
Southern Financial Bancorp. Inc. NASDAQ Symbol "SFFB"
Website: www.southernfinancialbank.com
Phone (540) 349-3900    Fax  (540) 349-3904

Warrenton, VA - The Board of Directors of Southern Financial Bancorp, Inc. (NASDAQ: SFFB) reported net income of $2.6 million ($.58 diluted earnings per share) for the quarter ended June 30, 2002, an increase of 20.9% over the $2.2 million ($.63 diluted earnings per share) earned for the quarter ended June 30, 2001. The decline in the diluted earnings per share is the result of the decrease in net gains on securities combined with the increased shares from the secondary common share offering in October of 2001. The increase in net income was primarily due to growth in interest earning assets and increased fee income offset by both a higher loan loss provision and the decrease in net gains on sales of investment securities. Net income excluding net gains on investment securities and non-recurring items for the quarters ended June 30, 2002 and 2001 was $2.6 million ($.57 earnings per diluted share) and $1.5 million ($.43 earnings per diluted share), respectively, an increase of 74.0%.

Net income for the six months ended June 30, 2002 and 2001 was $4.8 million ($1.08 diluted earnings per share) and $3.8 million ($1.10 diluted earnings per share), respectively, an increase of 28.8%. The increase in net income for the six month comparative periods resulted primarily from growth in earning assets offset by a higher loan loss provision and a decrease in net gains on sales of investment securities and non-recurring items. Net income excluding net gains and losses on investment securities and non-recurring items was $5.0 million ($1.12 earnings per diluted share) and $2.9 million ($.85 earnings per diluted share) for the six months ended June 30, 2002 and 2001, respectively, an increase of 73.4%.

Georgia S. Derrico, Chairman and CEO, stated, "This was a record quarter. Our loan growth was strong, demonstrating our commitment to our small and medium-sized commercial business clients. Further, we are excited about our pending merger with Metro-County Bank announced this quarter which will expand our footprint to the Richmond area. We believe the Richmond area is an underserved market for our niche- lending clients."

Net interest income for the quarter was $8.3 million, an increase of 33.9% over the same quarter in the prior year. The increase in net interest income was primarily due to growth in earning assets resulting from loan originations and purchases, and an improved margin. Average earning assets increased 13.2% to $721 million for the quarter ended June 30, 2002 compared with 2001. The net interest margin was 4.58% and 3.87% for the quarters ended June 30, 2002 and 2001, respectively, as the ratio of average investment securities to loans declined to 52.3% compared with the prior year when it was 79.0%. The continued reduction in the cost of funds also contributed to the improved margin. The cost of funds declined to 2.58% from 4.94% for the quarters ended June 30, 2002 and 2001, respectively. The yield on earning assets only declined to 6.82% from 8.21% during the same periods.

Credit quality for the second quarter of 2002 remains sound. The provision for loan losses was $1.6 million for the quarter ended June 30, 2002, an increase when compared to the second quarter of 2001 when it was $750 thousand. The higher provision compared with the second quarter of 2001 was primarily the result of loan growth and the refined methodology of estimating our allowance for loan losses implemented during the fourth quarter of 2001. During the quarters ended June 30, 2002 and 2001, net charge-offs were .43% of average loans, or $499 thousand, compared with .65%, or $571 thousand. The ratio of allowance to loans receivable outstanding at June 30, 2002 was 1.70% compared with June 30, 2001 when it was 1.55% and December 31, 2001 when it was 1.76%. At June 30, 2002, the ratio of nonperforming assets to total assets was .19% and the allowance to nonperforming assets was 567.3% compared with June 30, 2001, when these ratios were .24% and 323.5%, respectively. The improvement in these measurements indicates continued sound asset quality as the loan portfolio grows.

Total other income decreased to $1.5 million from $2.1 million for the quarters ended June 30, 2002 and 2001, respectively. During the second quarters of 2002 and 2001, respectively, Southern Financial recognized net securities gains totaling $83 thousand and $932 thousand. Excluding these net gains from sales of investment securities and non-recurring items, other income increased to $1.4 million from $1.1 million for the quarters ended June 30, 2002 and 2001, respectively. Areas of increase included account maintenance and electronic banking fees, fees generated from commercial service products including lockbox fees, and income from bank owned life insurance as a result of an additional investment of $5 million made during the first quarter of 2002.

Total other expenses for the quarter were $4.3 million, a decrease of approximately 1% when compared to the second quarter of 2001. While employee compensation, premises and equipment, and data processing increased slightly to support the franchise growth, other expenses decreased due to a decrease in goodwill amortization associated with the implementation of SFAS 142, and costs associated with litigation in the prior year which has since been settled. The efficiency ratio, the ratio of non-interest expenses before amortization of intangibles divided by net interest income and non-interest income less gains on securities and non-recurring items, was 44.6% for the quarter ended June 30, 2002; an improvement compared with 59.1% for the quarter ended June 30, 2001.

Total assets increased to $821.1 million at June 30, 2002, from $785.0 million at December 31, 2001. During the quarter, gross loans receivable increased $55.9 million, or 12.4% including a group loan purchase totaling $26.9 million. Excluding the group loan purchase, gross loans increased 6.4% compared with March 31, 2002 which was comprised of $72.4 million in originations, net of $43.4 million in repayments. Conversely, investment securities decreased $34.3 million, or 12.7% compared with March 31, 2002 due to $39.5 million in securities repayments and sales slightly offset by securities purchases totaling $5.2 million during the quarter. Deposits and borrowings combined with proceeds from investment security repayments and sales funded the loan growth.

Returns on average equity excluding gains and losses on securities and non-recurring items were 15.6% and 13.4% for the quarters ended June 30, 2002 and 2001, respectively. These ratios should be viewed in light of the higher average equity resulting from the common stock offering during the fourth quarter of 2001.

Southern Financial will host a conference call for investors tomorrow, July 23, 2002, at 10:00 a.m. EDT to discuss the Company's financial results. To participate in the conference call, dial 800-218-8862 approximately five minutes before the scheduled start time. You will be asked to identify yourself to the operator and reference the Southern Financial conference call.

Southern Financial Bancorp, Inc. is the holding company of Southern Financial Bank, a bank operating 21 full service branches including 20 locations in Virginia and one in the District of Columbia.

This press release may contain statements that certain results are expected or anticipated to occur or otherwise state the company's predictions for the future, are forward-looking statements. These particular forward-looking statements and all other statements that are not historical facts are subject to a number of risks and uncertainties and actual results may differ materially. Such factors include but are not limited to: general economic conditions in the company's markets; major slowdowns in the commercial lending markets that impact credit quality; the impact of competitive products and pricing; significant fluctuations in interest rates that could reduce net interest margin; difficulties or delays in the development, production, and marketing of new products; a reduction in fee revenue from existing products and services due to the economy and/or competition; and the amount and rate of growth of the company's general and administrative expenses. Consequently, these cautionary statements qualify all forward-looking statements made herein and cautionary language in the company's most recent form 10-K report and other documents filed with the Securities and Exchange Commission.

                        SOUTHERN FINANCIAL BANCORP, INC.
================================================================================
                               37 EAST MAIN STREET
                            WARRENTON, VIRGINIA 20186


                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
================================================================================

                                                                        June 30,        December 31,
                                                                         2002              2001
                                                                    ---------------   ---------------
ASSETS
Cash and overnight deposits                                         $    32,334,406   $    28,458,557
Investments                                                             235,077,301       306,611,560
Loans receivable, net                                                   497,740,459       410,973,260
Bank premises & equipment, net                                            6,643,150         6,796,246
Cash surrender value of life insurance                                   21,702,418        16,160,787
Other assets                                                             27,638,765        15,976,548
                                                                    ---------------   ---------------

    Total assets                                                    $   821,136,499   $   784,976,958
                                                                    ===============   ===============

LIABILITIES
Deposits                                                                652,168,123       633,325,894
Borrowings from Federal Home Loan Bank                                   75,000,000        55,500,000
Company-obligated mandatorily redeemable
  securities of subsidiary holding solely parent debentures              13,000,000        13,000,000
Other liabilities                                                        13,200,318        18,482,865
                                                                    ---------------   ---------------
    Total liabilities                                                   753,368,441       720,308,759

STOCKHOLDERS' EQUITY                                                     67,768,058        64,668,199
                                                                    ---------------   ---------------
    Total liabilities and
      stockholders' equity                                          $   821,136,499   $   784,976,958
                                                                    ===============   ===============


================================================================================
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
================================================================================

                                                           For the Three Months            For the Six Months Ended
                                                                June 30,                           June 30,
                                                          2002             2001             2002             2001
                                                     --------------   --------------   --------------    --------------
Interest income                                      $   12,295,327   $   13,072,641   $   25,115,569    $   25,453,438
Interest expense                                          4,043,711        6,911,967        8,734,373        14,023,682
                                                     --------------   --------------   --------------    --------------
Net interest income                                       8,251,616        6,160,674       16,381,196        11,429,756
Provision for loan losses                                 1,560,000          750,000        3,060,000         1,270,000
                                                     --------------   --------------   --------------    --------------
Net interest income after
  provision for loan losses                               6,691,616        5,410,674       13,321,196        10,159,756

Account maintenance and electronic
  banking fees                                              641,012          538,332        1,284,793         1,096,427
Commercial  service fees                                    124,791           77,711          241,480           144,870
Other loan fees                                             112,897           99,700          207,516           221,075
System maintenance and license fees                          58,539           59,640          132,852           120,071
Income from bank owned life insurance                       293,700          232,500          541,631           465,000
Gain on sale of loans                                       148,460          103,800          247,707           402,323
Gain (loss) on investment securities, net                    83,132          932,280         (302,342)        1,150,791
Other income                                                    767           82,424            3,266            82,524
                                                     --------------   --------------   --------------    --------------
Non interest income                                       1,463,298        2,126,387        2,356,903         3,683,081

Employee compensation and benefits                        2,372,728        2,289,760        4,724,660         4,304,444
Premises, equipment and data processing                   1,242,337        1,059,880        2,463,358         2,123,613
Other expenses                                              718,013        1,025,357        1,399,035         1,960,719
                                                     --------------   --------------   --------------    --------------
Non interest expense                                      4,333,078        4,374,997        8,587,053         8,388,776
                                                     --------------   --------------   --------------    --------------
Net income before taxes                                   3,821,836        3,162,064        7,091,046         5,454,061

Provision for income taxes                                1,213,808        1,004,300        2,255,000         1,698,600
                                                     --------------   --------------   --------------    --------------
NET INCOME                                           $    2,608,028   $    2,157,764   $    4,836,046    $    3,755,461
                                                     ==============   ==============   ==============    ==============

                        SOUTHERN FINANCIAL BANCORP, INC.

                              FINANCIAL HIGHLIGHTS
================================================================================

                                                                      QUARTERS ENDED          AS OF AND FOR THE SIX MONTHS ENDED
                                                                         June 30,                          June 30,
(dollars in thousands, except per share data)                      2002            2001              2002             2001
                                                              --------------    ------------  ---------------     --------------
INCOME STATEMENT DATA:
Interest income                                                $     12,295     $     13,073     $     25,116     $     25,453
Interest expense                                                      4,044            6,912            8,734           14,024
Net interest income                                                   8,252            6,161           16,381           11,430
Provision for loan losses                                             1,560              750            3,060            1,270
Net interest income after provision for loan losses                   6,692            5,411           13,321           10,160
Other income                                                          1,463            2,126            2,357            3,431
Gain on sales of SBA loans                                               --               --               --              252
Other expense                                                         4,333            4,375            8,587            8,389
Income before income taxes                                            3,822            3,162            7,091            5,454
Income taxes                                                          1,214            1,004            2,255            1,699
Net income                                                            2,608            2,158            4,836            3,755

INCOME STATEMENT DATA (EXCLUDING GAINS/LOSSES
ON SECURITIES AND NON-RECURRING ITEMS)
Net interest income after provision for loan losses            $      6,692     $      5,411     $     13,321     $     10,160
Other income                                                          1,380            1,113            2,659            2,200
Gain on sales of SBA loans                                               --               --               --              252
Other expense                                                         4,333            4,375            8,587            8,389
Income before income taxes                                            3,739            2,149            7,393            4,223
Income taxes                                                          1,187              682            2,351            1,315
Net income                                                            2,551            1,467            5,042            2,908

PER SHARE DATA:
Earnings per share, basic                                      $       0.61     $       0.65     $       1.13     $       1.13
Earnings per share, diluted                                    $       0.58     $       0.63     $       1.08     $       1.10
Earnings per basic share (excluding non-recurring
   items and gains/losses on securities)                       $       0.59     $       0.44     $       1.18     $       0.88
Earnings per diluted share (excluding non-recurring
   items and gains/losses on securities)                       $       0.57     $       0.43     $       1.12     $       0.85
Cash basis earnings per diluted share                          $       0.57     $       0.45     $       1.14     $       0.89
Book value per share                                                                             $      15.80     $      13.16
Tangible book value per share                                                                    $      15.12     $      12.09
Weighted average shares outstanding (basic)                       4,287,970        3,316,254        4,286,291        3,316,217
Weighted average shares outstanding (diluted)                     4,506,803        3,433,329        4,485,208        3,411,790
Shares outstanding at end of period                                                                 4,289,387        3,316,731

PERIOD-END BALANCE SHEET DATA:
Total assets                                                                                     $    821,136     $    727,869
Loans receivable, net of deferred fees                                                                506,363          359,122
Allowance for loan losses                                                                               8,623            5,574
Investment securities                                                                                 235,077          279,539
Total deposits                                                                                        652,168          574,842
Other borrowings                                                                                       75,000           58,500
Company-obligated mandatorily redeemable
   preferred securities of subsidiary trusts                                                           13,000           13,000
Total Liabilities                                                                                     753,368          684,208
Total Stockholders' Equity                                                                             67,768           43,660
Total Capital (2)                                                                                      80,768           56,660

SELECTED PERFORMANCE RATIOS AND OTHER DATA:
Yield on Earning Assets                                                6.82%            8.21%            6.78%            8.34%
Cost of Funds                                                          2.58%            4.94%            2.71%            5.18%
Cost of Funds including non-interest bearing deposits                  2.33%            4.43%            2.45%            4.65%
Net Interest Margin                                                    4.58%            3.87%            4.42%            3.74%
Efficiency Ratio (3)                                                  44.59%           59.12%           44.70%           60.63%
Return on Average Assets (4)                                           1.32%            0.85%            1.28%            0.87%
Return on Average Equity (4)                                          15.57%           13.37%           15.42%           13.72%
Stockholders' equity to total assets                                                                     8.25%            6.00%
Stockholders' equity to total tangible assets                                                            7.93%            5.53%

                        SOUTHERN FINANCIAL BANCORP, INC.

                              FINANCIAL HIGHLIGHTS
================================================================================

                                                                      QUARTERS ENDED          AS OF AND FOR THE SIX MONTHS ENDED
                                                                         June 30,                          June 30,
(dollars in thousands, except per share data)                      2002            2001              2002             2001
                                                              --------------    ------------  ---------------     --------------
Intangible assets                                                                                $      2,896     $      3,571
Amortization of intangibles                                              56              109              113              185
Accumulated other comprehensive income                                                                  1,307            1,142

SELECTED AVERAGE BALANCES:
Loans receivable, net of deferred fees                         $    467,903     $    352,251     $    446,734     $    336,615
Investment securities-available for sale                            244,909          278,151          285,789          268,486
Overnight deposits                                                    8,311            6,910            8,152            5,327
Earning assets                                                      721,122          637,312          740,674          610,428
Total assets                                                        771,554          689,327          788,055          667,486
Interest bearing deposits                                           572,904          468,025          565,328          456,207
Other debt (2)                                                       54,620           91,471           80,240           84,837
Total interest-bearing liabilities                                  627,524          559,496          645,568          541,044
Non-interest bearing deposits                                        67,655           64,677           66,842           61,861
Total deposits                                                      640,559          532,702          632,170          518,068
Stockholders' equity                                                 65,532           43,895           65,389           42,379

ALLOWANCE FOR LOAN LOSSES:
Balance-beginning of period                                           7,562            5,395            7,354            4,921
Provision for loan losses                                             1,560              750            3,060             1270
Net charge-offs                                                        (499)            (571)          (1,791)            (617)
                                                               ------------     ------------     ------------     ------------
Balance-end of period                                                 8,623            5,574            8,623            5,574

ASSET QUALITY
Nonaccrual Loans (5)                                                                                    1,520            1,687
Other Real Estate Owned                                                                                    --               36
Total Nonperforming Assets                                                                              1,520            1,723
Provision for Loan Losses to net charge-offs                                                              171%             206%
Annualized Net Charge-offs to Average Loans                                                              0.80%            0.37%
Nonperforming Assets to Total Assets                                                                     0.19%            0.24%
Allowance for Loan Losses to Nonperforming Assets                                                      567.30%          323.51%
Allowance for Loan Losses to Total Loans                                                                 1.70%            1.55%

================================================================================
(1) Excludes gains and losses on investment securities and non-recurring items. If these items were included, cash basis diluted earnings per share would have been $.59 and $.65 for the quarters ended June 30, 2002 and 2001, and $1.10 and $1.14 for the six months ended June 30, 2002 and 2001, respectively

(2) Includes company-obligated mandatorily redeemable preferred securities of subsidiary trusts.

(3) Calculated by dividing total other expense, net of goodwill and intangibles

(4) Selected performance ratios exclude gains/losses on securities and non-recurring items. If these items had been included, return on average assets would have been 1.35% and 1.25% for the respective quarters and 1.23% and 1.13% for the respective years; Return on average equity would have been 15.91% and 19.66% for the respective quarters and 14.79% and 17.72% for the respective years.

(5) Excludes SBA guaranteed portion of nonaccrual loans totaling $786 thousand and $281 thousand at June 30, 2002 and 2001, respectively.